Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions "Financial Highlights" and "Financial Statements" in the Proxy Statement/Prospectus and to the incorporation by reference in the Statement of Additional Information of our report dated December 2, 2005, with respect to the financial statements and financial highlights of the Partners LargeCap Growth Fund and Partners LargeCap Growth II Fund of the Principal Investors Fund, Inc. in this Registration Statement under the Securities Act of 1933 (Form N-14), filed with the Securities and Exchange Commission.

                                             /s/ Ernst & Young LLP

Des Moines, Iowa
October 6, 2006